Exhibit 10.1

Loan No. 18462590S01-P

AMENDED AND RESTATED REVOLVING CREDIT PROMISSORY NOTE
THIS AMENDED AND RESTATED REVOLVING CREDIT PROMISSORY NOTE (this “Promissory Note”) to the Amended and Restated Credit Agreement dated March 17, 2025 (such agreement, as may be amended, hereinafter referred to as the “Credit Agreement”), is entered into as of 04/09/2026 between COBANK, ACB, a federally-chartered instrumentality of the United States (“Lender”) and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota, a limited liability company (together with its permitted successors and assigns, the “Borrower”). Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.
RECITALS
(A)This Promissory Note amends, restates, replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Amended and Restated Revolving Credit Promissory Note numbered 18462590S01-P, dated as of April 9, 2026, between Lender and the Borrower.
SECTION 1.    REVOLVING CREDIT COMMITMENT. On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make loans to the Borrower during the period set forth below in an aggregate principal amount not to exceed $30,000,000.00, at any one time outstanding (the “Commitment”). Within the limits of the Commitment, the Borrower may borrow, repay and re-borrow.
SECTION 2.    PURPOSE. The purpose of the Commitment is to finance the operating needs of the Borrower.
SECTION 3.    TERM. The term of the Commitment will be from the date hereof, up to and including December 1, 2026, or such later date as Lender may, in its sole discretion, authorize in writing (the “Term Expiration Date”). Notwithstanding the foregoing, the Commitment will be renewed for an additional year only if, on or before the Term Expiration Date, Lender provides to the Borrower a written notice of renewal for an additional year (a “Renewal Notice”). If on or before the Term Expiration Date, Lender grants a short-term extension of the Commitment, the Commitment will be renewed for an additional year only if Lender provides to the Borrower a Renewal Notice on or before such extended expiration date. All annual renewals will be measured from, and effective as of, the same day as the Term Expiration Date in any year.
SECTION 4.    LIMITS ON ADVANCES, AVAILABILITY, ETC. The loans will be made available as provided in Article 2 of the Credit Agreement.

SECTION 5.    INTEREST. The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590S01-P
(A)Daily Simple SOFR. At a variable rate per annum equal at all times to 2.250% (the “Daily Simple SOFR Margin”) plus the higher of: (1) zero percent (0.00%); and (2) Daily Simple SOFR (as defined below). Borrowings may only be made on a day which is a Business Day (as defined below) and requests for borrowings must be received by 12:00 p.m. Denver, Colorado time on the date the borrowing is desired. Information about the then-current rate will be made available upon telephonic request. For purposes of this Promissory Note, Daily Simple SOFR shall be considered a variable rate option. For purposes hereof, (a) “Daily Simple SOFR” means SOFR (as defined below) for the day that is five U.S. Government Securities Business Days (as defined below) prior to (i) if such day is a U.S. Government Securities Business Day, such day or (ii) if such day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such day. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower; (b) “SOFR” means, for any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such day published (at such time as Lender may determine in its sole discretion) by the SOFR Administrator on its website (or any successor source identified by the SOFR Administrator from time to time) on the immediately succeeding U.S. Government Securities Business Day; (c) “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate); (d) “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday, or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; and (e) “Business Day” means a day on which Lender and the Federal Reserve Banks are open for business.
Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of the following month or on such other day as Lender will require in a written notice to the Borrower (“Interest Payment Date”).
SECTION 6.    PROMISSORY NOTE. The Borrower promises to repay the unpaid principal balance of the loans on the Term Expiration Date, as the term may be extended from time to time.
In addition to the above, the Borrower promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.
SECTION 7.    SECURITY. The Borrower’s obligations hereunder and, to the extent related hereto, under the Credit Agreement, will be secured as provided in Section 2.3 of the Credit Agreement.
SECTION 8.    FEES.
(A)Amendment Fee. In consideration of the Commitment, the Borrower agrees to pay to Lender on the execution hereof, a fee in the amount of $7,500.00.
(B)Commitment Fee. In consideration of the Commitment, the Borrower agrees to pay to Lender a commitment fee on the average daily unused available portion of the Commitment at the rate of 0.200% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month. Such fee will be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.
(C)Letter of Credit Fee(s): The Borrower agrees to pay to Lender any fees, administrative expenses, and other customary charges that Lender may charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of the letter of credit. In addition, the Borrower agrees to pay to Lender:

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590S01-P
1.Issuance Fee. Upon the issuance of the letter of credit, an issuance fee equal to $1,000.00.
2.Commission Fee. A commission fee equal to the Daily Simple SOFR Margin multiplied by the face amount of the letter of credit (computed on the basis of a year of 360 days and actual days elapsed), which fee shall be payable quarterly in arrears on the 20th of each calendar quarter following issuance of the letter of credit, and on the last day of the term of the Commitment.
SECTION 9.    LETTERS OF CREDIT. If agreeable to Lender in its sole discretion in each instance, in addition to loans, the Borrower may utilize the Commitment to open irrevocable letters of credit for its account. Each letter of credit will be issued within a reasonable period of time after Lender’s receipt of a duly completed and executed copy of Lender’s then current form of Application and Reimbursement Agreement or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and will reduce the amount available under the Commitment by the maximum amount capable of being drawn under such letter of credit. Any draw under any letter of credit issued hereunder will be deemed a loan under the Commitment and will be repaid in accordance with this Promissory Note. Each letter of credit must be in form and content acceptable to Lender and must expire no later than the maturity date of the Commitment, unless the letter of credit automatically renews on terms satisfactory to Lender.
SECTION 10. OVERADVANCES. Lender shall not be obligated to make advances in excess of the Commitment (“Overadvances”), but may elect to do so in its sole discretion. Each such Overadvance shall be secured hereunder and under Section 2.3 of the Credit Agreement. If Lender approves an Overadvance, the Borrower shall reimburse Lender immediately and without notice or demand for (1) the full amount of each overadvance; (2) all overadvance fees and charges that Lender may impose from time to time; (3) interest on the amount of each overadvance at the rate that applies to the loan(s) for the day such overadvance was created and for each following day until it has been repaid, and (4) all losses Lender incurs in collecting the overadvance and any fees, charges, expenses or interest relating to it. In addition to all other rights and remedies available to Lender, Lender may (and the Borrower specifically gives Lender the authority to): (1) set off the unpaid balance of any overadvance against any debt or other amount that Lender owes to the Borrower; (2) liquidate any investments or other assets in any account the Borrower maintains with Lender or in connection with the loan(s); and (3) enforce its interests in any available collateral it holds to secure the Borrower’s obligations hereunder and under the Credit Agreement. If Lender elects to make an advance in excess of the Commitment, doing so does not obligate Lender to make or permit future Overadvances under the Commitment.
SECTION 11.    BENCHMARK AND TENOR REPLACEMENT AND MODIFICATION. Notwithstanding anything to the contrary in this Promissory Note or in any other Loan Document,
(A)if at any time Lender determines that (1) any interest rate offered hereunder (each such interest rate, a “Benchmark”) or any tenor of such Benchmark has been, or is likely to be, discontinued; (2) any Benchmark or any tenor of any Benchmark is not or is likely to not be representative of the underlying market and economic reality that such Benchmark or tenor is intended to measure; or (3) any Benchmark or any tenor of any Benchmark does not, or is likely not to, adequately and fairly reflect the cost to Lender of making or maintaining loans hereunder, or (4) any Benchmark or any tenor of any Benchmark is, or is likely to be, unlawful, Lender may amend this Promissory Note and any other Loan Document to replace such Benchmark or tenor with a Benchmark Replacement or to remove such tenor. The selection of a Benchmark Replacement by Lender may be for one, some or all tenors of the then-current Benchmark. “Benchmark Replacement” means, for any Benchmark or tenor, a replacement benchmark rate, which may include a spread adjustment, that has been selected by Lender in its sole discretion, giving due consideration to (a) any recommendation by a relevant governmental body of a replacement benchmark rate, the mechanism for determining such a rate or a spread adjustment, or (b) any evolving or then-prevailing market convention for determining a benchmark rate or a spread

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590S01-P
adjustment. Lender may effect such amendments to this Promissory Note and the other Loan Documents as Lender in its sole discretion deems appropriate to reflect the adoption and implementation of such replacement rate, which amendments will become effective without any further action or consent of any other party to this Promissory Note or any other Loan Document; provided that Lender shall give the Borrower notice of any such amendment. In no event shall any Benchmark Replacement be less than zero percent (0.00%).
(B)if at any time Lender determines in its discretion that any Benchmark or any tenor of any Benchmark is unavailable for any reason on a temporary basis, Lender may (i) calculate such Benchmark or tenor using such previous or historical publications of such Benchmark or tenor as Lender determines in its discretion to be appropriate, (ii) suspend the availability of such tenor or (iii) select and apply a Benchmark Replacement during such period.
(C)Lender will have the right to make from time to time any technical, administrative or operational changes that Lender decides in its discretion may be appropriate to permit or enhance the efficient administration of any Benchmark or any tenor of any Benchmark or the adoption, implementation or administration of any Benchmark Replacement or any tenor of any Benchmark Replacement. Any amendments implementing such changes will become effective without any further action or consent of any other party to this Promissory Note or any other Loan Document; provided that Lender shall give the Borrower notice of any such amendment.

SIGNATURE PAGE FOLLOWS

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590S01-P

SIGNATURE PAGE TO PROMISSORY NOTE
IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

By:	/s/ Mark Hyde

Name:	Mark Hyde

Title:	Chief Financial Officer

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590S01-P

SIGNATURE PAGE TO PROMISSORY NOTE
IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

COBANK, ACB

By:	/s/ Kelli Cholas

Name:	Kelli Cholas

Title:	Assistant Corporate Secretary